FOURTH SUPPLEMENTAL INDENTURE


      FOURTH SUPPLEMENTAL INDENTURE, dated as of December 21, 2000, by and among Delta Financial Corporation, a Delaware corporation (the "Company"), each of Delta Funding Corporation, a New York Corporation ("Delta Funding"), DF Special Holdings Corporation, a Delaware corporation ("DF Special Holdings"), Fidelity Mortgage Inc., a Delaware Corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation (collectively, the "Subsidiary Guarantors") and The Bank of New York, as trustee (the "Trustee"), under the Indenture referred to below.

      WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have previously entered into an Indenture dated as of July 23, 1997 (the "Indenture") relating to the Company's 9 1/2% Senior Notes Due 2004 (the "Notes");

      WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have previously entered into a third supplemental indenture, dated as of November 20, 2000, to the Indenture;

      WHEREAS, pursuant to a consent solicitation, the holders of a majority in principal amount of the outstanding Notes (the "Consenting Noteholders") have consented to this Fourth Supplemental Indenture; and

      WHEREAS, all acts and things prescribed by law and by the Company's and the Subsidiary Guarantors' Certificates of Incorporation and By-laws (each as now in effect) necessary to make this Fourth Supplemental Indenture a valid instrument legally binding on the Company and the Subsidiary Guarantors for the purposes herein expressed, in accordance with its terms, have been duly done and performed.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the holders of the Notes as follows:

      1. AMENDMENTS OF ARTICLES 3, 4, 5 AND 6.

      (a)   Section 3.9 of Article 3 are hereby deleted in its entirety;

      (b) Each Section of Article 4, except for Section 4.1, is hereby deleted in its entirety;

      (c) Section 5.1 of Article 5 is hereby deleted in its entirety; the phrases "in accordance with Section 5.1" and "except in the case of a sale of all of the Company's assets that meet the requirements of Section 5.1 hereof" are hereby deleted from Section 5.2;

      (d)  Sub-clauses  (c),  (d),  (e), (f), (g), (h) and (i) of Section 6.1 of
Article 6 are hereby deleted in their entirety;

      (e) Each cross-reference in the Indenture to a Section, Clause or Sub-clause deleted pursuant to (a) through (d) above is hereby deleted from the Indenture;

      2. EFFECTIVENESS. This Fourth Supplemental Indenture shall be effective as of the date hereof.

      3. CONSTRUCTION. For all purposes of this Fourth Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Fourth Supplemental Indenture refer to this Fourth Supplemental Indenture as a whole and not to any particular Section hereof.

      4. TRUSTEE ACCEPTANCE. The Trustee accepts the amendment of the Indenture effected by this Fourth Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity, enforceability against the Company, or sufficiently of this Fourth Supplemental Indenture.

      5. INDENTURE RATIFIED. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

      6. HOLDERS BOUND. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

      7. SUCCESSORS AND ASSIGNS. This Fourth Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      8. COUNTERPARTS. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

      9. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FOURTH SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF.

      IN WITNESS WHEREOF, the Company, the Subsidiary Guarantors and the Trustee have caused this Fourth Supplemental Indenture to be signed and executed as of the day and year first above written.


                                    DELTA FINANCIAL CORPORATION


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name: Marc E. Miller
                                     Title: Senior Vice President


                                    DELTA FUNDING CORPORATION

                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name: Marc E. Miller
                                     Title: Senior Vice President


                                    DF SPECIAL HOLDINGS CORPORATION


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name: Marc E. Miller
                                     Title: Senior Vice President


                                    FIDELITY MORTGAGE INC.


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name: Marc E. Miller
                                     Title: Senior Vice President


                                    DFC FINANCIAL OF CANADA LIMITED


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name: Marc E. Miller
                                     Title: Senior Vice President

                                    DFC FUNDING OF CANADA LIMITED


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name: Marc E. Miller
                                     Title: Senior Vice President


                                    CONTINENTAL PROPERTY MANAGEMENT CORP.


                                    By: /S/ MARC E. MILLER
                                        ---------------------------------
                                      Name: Marc E. Miller
                                     Title: Senior Vice President


                                    THE BANK OF NEW YORK, Indenture Trustee


                                    By: /S/ JULIE SALOVITCH-MILLER
                                        ---------------------------------
                                      Name: Julie Salovitch-Miller
                                     Title: Vice President